UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2025

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 16, 2025, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had received the final meeting minutes from its End of Phase 2 (EOP2) Meeting with the U.S. Food and Drug Administration (FDA) held on July 29, 2025. The minutes provide the FDA’s formal input into the AD04 Phase 3 adaptive clinical trial design and broader clinical development strategy. This positive feedback marks a key milestone in advancing AD04 toward registration.

The objective for the EOP2 Meeting was to align with the FDA on the design of the Phase 3 clinical development program for AD04, the Company’s lead investigational drug, a serotonin-3 receptor antagonist, being developed for the treatment of Alcohol Use Disorder (AUD) in individuals with heavy drinking and select genotypes. The discussion included key elements of the planned adaptive study design elements, such as target population, clinical endpoints, inclusion and exclusion criteria, dosing regimen, and affirmation of the biomarker-positive and biomarker-negative groups.

Key Highlights from the FDA EOP2 Meeting:

●	FDA recognized AUD as an unmet need.

●	FDA supported the Company’s protocol and proposed adaptive trial design core elements, including the defined biomarker-positive and biomarker-negative patients, key inclusion criteria targeting moderate to severe AUD, trial duration, primary endpoints, interim analysis sample size, and safety monitoring framework.

●	FDA confirmed the proposed primary efficacy endpoints for AD04, specifically, zero heavy drinking days during months 5 and 6 of the efficacy observation period.

●	FDA advised that key secondary endpoints intended for future product labeling should be pre-specified in the protocol for consideration.

●	The FDA supported the Company’s plan to account for homozygous populations and referenced guidance on developing targeted therapies for low-frequency molecular subsets, with implications for study design and potential labeling of rare subgroups.

●	The FDA provided feedback on the planned interim analyses, Statistical Analysis Plan (SAP), and Data Monitoring Committee (DMC) structure, and emphasized the importance of alignment between the study protocol, simulation report, and SAP to ensure appropriate alpha control and minimize post-trial data analysis risk.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On September 16, 2025, the Company issued a press release announcing that it had received the final meeting minutes from its End of Phase 2 (EOP2) Meeting with the U.S. Food and Drug Administration (FDA) held on July 29, 2025. The minutes provide the FDA’s formal input into the AD04 Phase 3 adaptive clinical trial design and broader clinical development strategy. This positive feedback marks a key milestone in advancing AD04 toward registration.

The objective for the EOP2 Meeting was to align with the FDA on the design of the Phase 3 clinical development program for AD04, the Company’s lead investigational drug, a serotonin-3 receptor antagonist, being developed for the treatment of Alcohol Use Disorder (AUD) in individuals with heavy drinking and select genotypes. The discussion included key elements of the planned adaptive study design elements, such as target population, clinical endpoints, inclusion and exclusion criteria, dosing regimen, and affirmation of the biomarker-positive and biomarker-negative groups.

Key Highlights from the FDA EOP2 Meeting:

●	FDA recognized AUD as an unmet need.

●	FDA supported the Company’s protocol and proposed adaptive trial design core elements, including the defined biomarker-positive and biomarker-negative patients, key inclusion criteria targeting moderate to severe AUD, trial duration, primary endpoints, interim analysis sample size, and safety monitoring framework.

●	FDA confirmed the proposed primary efficacy endpoints for AD04, specifically, zero heavy drinking days during months 5 and 6 of the efficacy observation period.

●	FDA advised that key secondary endpoints intended for future product labeling should be pre-specified in the protocol for consideration.

●	The FDA supported the Company’s plan to account for homozygous populations and referenced guidance on developing targeted therapies for low-frequency molecular subsets, with implications for study design and potential labeling of rare subgroups.

●	The FDA provided feedback on the planned interim analyses, Statistical Analysis Plan (SAP), and Data Monitoring Committee (DMC) structure, and emphasized the importance of alignment between the study protocol, simulation report, and SAP to ensure appropriate alpha control and minimize post-trial data analysis risk.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc. on September 16, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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